SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

SIERRA HEALTH SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada  89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On December 17, 2003, Sierra Health Services, Inc., or Sierra, issued a press release announcing that under the terms of the offering memorandum of its 2 ¼% senior convertible debentures due 2023, each holder of the debentures will have the right to convert them into shares of Sierra's common stock during the first quarter of 2004.

Item 7. Financial Statements and Exhibits

Exhibits	Description
99.1*	Press Release, dated as of December 17, 2003.

*    Also provided in PDF format as a courtesy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: December 18, 2003

/S/ PAUL H. PALMER

Paul H. Palmer
Senior Vice President Chief Financial Officer and Treasurer (Chief Accounting Officer)